SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEREGRINE
PHARMACEUTICALS, INC.

September 13, 2004

Dear Stockholder:

                We invite you to attend Peregrine’s Annual Meeting of Stockholders on Monday, October 25, 2004, at the Irvine Marriott Hotel in Irvine, California.

                At the meeting, you will be asked to vote (i) for the election of our directors, (ii) ratify the selection of our independent auditors, and (iii) transact such other business as may properly come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

                Your Board of Directors unanimously believes that election of its nominees for directors and approval of the ratification of its selection of independent auditors are in the best interests of Peregrine and its stockholders, and, accordingly, recommends a vote FOR election of the nominees for directors and the ratification of the selection of Ernst & Young LLP as independent auditors.

                In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

                For those stockholders with an e-mail account and access to the Internet, you may be able to access http://www.proxyvote.com to vote your shares over the Internet, if eligible. This electronic means of communication is quick and convenient and can save us a substantial amount of money in postage costs.

                Whether or not you attend the meeting, please vote your shares either by mailing the enclosed proxy card or, if eligible, by voting by telephone or Internet as soon as possible. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. Voting over the Internet, by phone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

                We hope you will be able to attend the meeting and we look forward to seeing you on Monday, October 25th.

Sincerely yours,

STEVEN W. KING
President & Chief Executive Officer

14272 Franklin Avenue, Suite 100 • Tustin, California 92780 • (714) 508-6000 • Fax (714) 838-9433

PEREGRINE
PHARMACEUTICALS, INC.
14272 FRANKLIN AVENUE, SUITE 100, TUSTIN, CA 92780

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Monday, October 25, 2004 at 2:00 p.m., Pacific Daylight Time

LOCATION:	Irvine Marriott
18000 Von Karman Avenue
Irvine, California 92612

PURPOSE:	1) To elect five directors to a one-year term of office expiring at the 2005 Annual Meeting of Stockholders;

2) To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending April 30, 2005; and

3) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on August 26, 2004 will be entitled to vote at the meeting.

By Order of the Board of Directors,

PAUL J. LYTLE
Chief Financial Officer and
Corporate Secretary

September 13, 2004
Tustin, California

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD FOR SPECIFIC INSTRUCTIONS ON VOTING. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

This Proxy Statement and accompanying proxy card are
being distributed on or about September 20, 2004.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General Information

                Your vote is very important.  For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as "we", "us", "our", “Company” or “Peregrine”), is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

                Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. We intend to mail this Proxy Statement and accompanying proxy card on or about September 20, 2004 to all stockholders entitled to vote at the Annual Meeting.

                The Annual Meeting will be held on Monday, October 25, 2004, at 2:00 p.m. Pacific Daylight Time at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612.

Our Financial Information

                The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2004, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Who Can Vote?

                Stockholders of Peregrine, as recorded in our stock register at the close of business on August 26, 2004, can vote at the Annual Meeting. Each share of Peregrine’s Common Stock is entitled to one vote. As of August 26, 2004, there were 141,345,237 shares of our Common Stock outstanding and entitled to vote.

How to Vote

There are three ways to vote by proxy:

(1)	You can vote by mail by signing, dating and mailing the enclosed proxy card;
(2)	You can use the toll-free telephone number on your proxy card (if eligible); or
(3)	You can vote over the Internet by following the instructions on the proxy card (if eligible).

                We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

Cost of Proxy Solicitation

                Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

How Do Proxies Work?

                Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposal or abstain from voting.

                If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratification of the selection of Ernst & Young LLP as the independent auditors for the year ending April 30, 2005.

                You may receive more than one voting or proxy card depending on how you hold your shares. If you hold shares through someone else, such as a broker, you may get material from them asking how you want to vote.

Revoking a Proxy

                To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Quorum

                In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Counting of Votes

                All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions.

                Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

                The ratification of the selection of Ernst & Young LLP requires the favorable vote of a majority of the shares present at the meeting and entitled to vote thereon. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will count toward the presence of a quorum. Abstentions as to the proposal will have the same effect as votes against such proposal.

“Householding” of Proxy Materials

                The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

                This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, and copy your written request to Corporate Secretary, Peregrine Pharmaceuticals, Inc., 14272 Franklin Avenue, Tustin, Suite 100, California 92780, or contact Investor Relations by telephone at (800) 987-8256. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker directly.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

                The first proposal on the agenda for the Annual Meeting will be electing five directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below. Under Delaware law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority” and broker non-votes will have no practical effect.

                Each of the nominees is an incumbent director except for Dr. Waltz and Mr. Pohl. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve. The following is biographical information for each nominee to serve until the 2005 Annual Meeting of Stockholders.

Director Nominees Standing for Re-Election:

                Carlton M. Johnson, age 44, was appointed a director on November 3, 1999. Mr. Johnson currently serves as legal counsel for Roswell Capital Partners, LLC and has served as legal counsel for Equiplace Securities, LLC and Swartz Investments, LLC since 1996. Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997. He has been a shareholder in the Florida AV rated, Bar registered firm of Smith, Sauer, DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned his degree in History/Political Science at Auburn University and his Juris Doctor at Samford University – Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, a publicly traded company.

                Steven W. King, age 40, was elected a director on October 14, 2003. Since March 19, 2003, Mr. King has served as our President and Chief Executive Officer after performing in positions of increased responsibility at the Company. From August 2002 to such date, Mr. King served as Chief Operating Officer of Peregrine. From February 2000 to August 2002, Mr. King served as our Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King was responsible for planning and launching our wholly-owned contract manufacturing subsidiary, Avid Bioservices, Inc., in 2002. Mr. King has served as the President and Chief Executive Officer of Avid since its inception. Mr. King was previously employed at Vascular Targeting Technologies, Inc., (formerly known as Peregrine Pharmaceuticals, Inc.) a company we acquired in 1997, which held the rights to the Vascular Targeting Agent technology. Mr. King previously worked with Dr. Phillip Thorpe, inventor of the Company’s VTA technology, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelors and Masters degrees from Texas Tech. University in Cell and Molecular Biology.

                Eric S. Swartz, age 48, was appointed a director on November 3, 1999. Mr. Swartz is the founder and President of Roswell Capital Partners, LLC and previous founder and President of Equiplace Securities, LLC and Swartz Investments, LLC, a company he started in 1993. Prior to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities. Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. Mr. Swartz has approximately 20 years of experience in the securities business.

New Director Nominees Standing For Election:

                David H. Pohl, age 67, has been nominated for election to our Board of Directors at the 2004 Annual Meeting. Mr. Pohl currently serves on the board of directors of Patriot Scientific Corporation, where he has served since April 2001. Mr. Pohl served as an officer of Patriot from January 2001 to March 2002. Mr. Pohl has been in the private practice of law counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from Ohio State.

                Thomas A. Waltz, M.D., age 71, has been nominated for election to our Board of Directors at the 2004 Annual Meeting. Thomas A. Waltz, M.D. (neurosurgeon) is head of the Division of Neurosurgery of the Scripps Clinic in La Jolla, California. Dr. Waltz was Chairman and CEO of the Scripps Clinic from 1991-2000 and President of the Scripps Clinic Medical Group from 1990-2000. During his tenure as CEO of the Scripps Clinic, he was responsible for an organization with 400 physicians, 1,200 employees with an operating budget of $350 million. In addition to his current clinical practice, he is on the Board of The Doctors Company and the Premera Blue Cross of Washington and Alaska. The Doctors Company is a mutual insurance company with $1billion in assets providing medical malpractice insurance to physicians. Premera is a not-for-profit Blue Cross medical insurance provider insuring more than 1 million enrolles in Washinton, Alaska and Oregon. Dr. Waltz received his undergraduate degree from the University of Cincinnati, his M.D. from Vanderbilt University, and his neurosurgical training at Baylor College of Medicine in Houston. He had also training in Neurology at The National Hospital for Neurological Diseases in London, England and Neuropathology at Oxford University.

Relationships Among Directors or Executive Officers

                There are no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

                Meetings.  The Board of Directors of the Company held eleven (11) formal meetings during the fiscal year ended April 30, 2004. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2004.

                Committees of the Board.  The Board of Directors has three standing committees: The Audit Committee, the Compensation Committee and the Nominating Committee. Each committee maintains a written charter approved by the Board of Directors. In addition, the Board has adopted a written Code of Business Conduct and Ethics. Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement): (1) Peregrine Pharmaceuticals, Inc. Code of Business Conduct and Ethics (2) Peregrine Pharmaceuticals, Inc. Charter of the Compensation Committee of the Board of Directors, (3) Peregrine Pharmaceuticals, Inc. Charter of the Audit Committee of the Board of Directors, and (4) Peregrine Pharmaceuticals, Inc. Charter of the Nominating Committee of the Board of Directors. If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention Corporate Secretary, 14272 Franklin Avenue, Suite 100, Tustin, California 92780. The Board has determined that all nominees for election to the Board at the 2004 Annual Meeting are independent under the revised listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”), except for Messrs. Swartz and King.

                Compensation Committee.  The primary purposes of the Compensation Committee (the “Committee”) of the Board of Directors is to: (i) establish the compensation policy of Peregrine Pharmaceuticals, Inc. (the “Company”); (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations. The Compensation Committee held ten meetings during the fiscal year ended April 30, 2004. The Committee’s members currently are Mr. Carlton Johnson, Mr. Eric S. Swartz and Dr. Clive R. Taylor. Each of these members is independent under NASDAQ listing standards currently in effect.

                Audit Committee.  The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met ten times during the year ended April 30, 2004. The Audit Committee of our Board of Directors has determined that Mr. Carlton M. Johnson is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and is independent under the revised listing standards of NASDAQ. The Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The current Audit Committee members are Mr. Carlton M. Johnson, Mr. Eric S. Swartz, and Dr. Clive R. Taylor. Each of these members is independent under NASDAQ listing standards currently in effect. The written charter for the Audit Committee is included as Exhibit A to this proxy statement.

                Nominating Committee.  The primary purpose of the Nominating Committee of the Board is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of Director nominees, (iii) identify and recommend to the Board for selection as Director nominees individuals qualified to become members of the Board, including stockholder recommendations, and (iv) recommend committee assignments to the Board. The Nominating Committee maintains guidelines for selecting nominees to serve on the Board and such guidelines are included in this Proxy Statement as Exhibit B. The Nominating Committee met two times during the year ended April 30, 2004. The Committee’s members are Mr. Carlton Johnson, Mr. Eric S. Swartz and Dr. Clive R. Taylor. Each of these members is independent under NASDAQ listing standards currently in effect.

Attendance at the Annual Meeting

                We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for election or re-election. All of the members of the Board at the time of our 2003 Annual Meeting of Stockholders attended the 2003 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

PROPOSAL NO. 2: RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

                The next proposal on the agenda for the Annual Meeting will be ratifying the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2005. Ernst & Young LLP has served in this capacity for each of the five (5) years ended April 30, 2004, and has reported on the Company’s fiscal year 2004 consolidated financial statements. During the five (5) fiscal years ended April 30, 2004, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2005.

                Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Common Stock

                The following table sets forth certain information regarding the beneficial ownership of the our Common Stock as of August 31, 2004, by: (i) each entity or person whom we know to own beneficially more than five percent (5%) of our Common Stock (ii) each director and director nominee; (iii) our Chief Executive Officer and President, and each of our remaining Named Executive Officers for the year ended April 30, 2004; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Beneficial Ownership of Common Stock
	Number of Shares		Percent (A)
Carlton M. Johnson	833,334 (B)		*
Steven W. King	984,500 (B)		*
David H. Pohl	—
Eric S. Swartz	3,111,677 (C)		2.18%
Clive R. Taylor, M.D., Ph.D	1,874,334 (B)		1.31%
Thomas A. Waltz, M.D	—
K.A. Ajit-Simh	—
Paul J. Lytle	650,833 (B)		*
Richard A. Richieri	345,833 (B)		*
William Jay Treat, Ph.D	90,250 (B)		*
Barclays Global Investors	11,945,220		8.45%

All directors, director nominees and executive
officers as a group (10 persons)	7,890,761 (B)	(C)	5.34%

__________________
* Less than 1% of the outstanding shares of our Common Stock.

(A)	Percent of Common Stock computed on the basis of 141,345,237 shares outstanding at August 31, 2004, plus shares that could be acquired through the exercise of stock options and warrants that will become exercisable within 60 days of August 31, 2004, except for Barclays Global Investors, which information was provided as of June 30, 2004.

(B)	Includes shares which the individuals shown above have the right to acquire as of August 31, 2004, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Johnson - 833,334 shares; Mr. King - 982,500 shares; Dr. Taylor - 1,855,334 shares; Mr. Lytle - 650,833 shares; Mr. Richieri - 345,833 shares; Dr. Treat - 90,250 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(C)	Includes (i) 1,135,162 shares of Common Stock issuable upon the exercise of outstanding stock options and warrants owned by Mr. Swartz (ii) 236,000 shares of Common Stock owned by Swartz Ventures, Inc. and (iii) 419,750 shares of Common Stock issuable upon the exercise of warrants owned by Swartz Ventures, Inc. Mr. Swartz has sole control over Swartz Ventures, Inc.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation of Directors

                Board Fees.  Our members of the Board of Directors who are also employees of the Company are not separately compensated for their services as directors. Our non-employee Directors did not receive any cash consideration for attending meetings or meetings of Committees of the Board of Directors on which such director served prior to May 2003. Effective May 2003, non-employee Directors receive an annual retainer of $60,000 (payable monthly) and meeting fees of $2,000 for each regular Board meeting attended either in person or telephonically. In addition, as a result of the non-employee directors having foregone any form of cash compensation for their services as directors since 1999, each non-employee Director received a one-time cash payment of $45,000 in August 2003.

                Other Fees.  Mr. Johnson received $4,917 per month during fiscal year 2004 for consulting services provided to us beyond his duties as a non-employee Director. In addition, Dr. Taylor received $2,000 per month during fiscal year 2004 for scientific professional fees unrelated to his services as a non-employee Director. The consulting fees payable to Mr. Johnson and Dr. Taylor will both terminate in September 2004 prior to our annual meeting of stockholders to be held on October 25, 2004.

                Equity Compensation.  The Compensation Committee of the Board of Directors makes periodic stock option grants to all non-employee directors. During fiscal year 2004, the Compensation Committee granted each non-employee Board member an option to purchase up to 350,000 shares of our Common Stock at $2.20 per share. In addition, on August 20, 2003, Mr. Swartz voluntarily cancelled an option to purchase 150,000 shares of our Common Stock in order to increase the number of options available for grant to our new employees. On October 14, 2003, Mr. Swartz was granted a replacement option to purchase 150,000 shares of our Common Stock at the same exercise price as the original option.

Compensation of Executive Officers

                Summary Compensation Table.  The following table contains information concerning the compensation awarded, paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company for the years ended April 30, 2004, 2003 and 2002. Named Executive Officers includes (i) all individuals serving as the Chief Executive Officer during fiscal year 2004, (ii) up to four other most highly compensated executive officers (based on salary plus bonus for fiscal year 2004) who were serving as executive officers at the end of fiscal 2004 and (iii) up to two individuals who would have been included in this table under clause (ii) above except for the fact that they were not serving as executive officers at the end of fiscal year 2004.

SUMMARY COMPENSATION TABLE
	Annual Compensation				Long-Term Compensation Award
Name and Principal Position	Fiscal Year	Salary (1)		Bonus	Securities Underlying Options	Other Compensation
Steven W. King	2004	$294,548	(3)	$115,000	350,000	— (2)
President and	2003	$232,490		$—	200,000	— (2)
Chief Executive Officer	2002	$206,827		$152,500	150,000	— (2)
K.A. Ajit-Simh	2004	$184,616		$50,000	66,000	— (2)
Vice President,	2003	$200,000		$—	—	— (2)
Quality Assurance	2002	$64,423	(4)	$—	150,000	— (2)
Paul J. Lytle	2004	$239,124	(5)	$81,176	300,000	— (2)
Chief Financial Officer,	2003	$217,582		$—	—	— (2)
Corporate Secretary	2002	$188,115		$133,000	135,000	— (2)
Richard A. Richieri	2004	$173,558		$50,000	57,750	— (2)
Vice President Manufacturing,	2003	$149,231		$—	—	— (2)
Avid Bioservices, Inc.	2002	$105,192		$29,500	65,000	— (2)
William Jay Treat	2004	$174,135	(6)	$25,000	207,750	— (2)
Chief Operating Officer,
Avid Bioservices, Inc.

—————————————
(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.

(2)	Amounts were not significant enough to meet the disclosure requirements.

(3)	Includes a one-time retroactive pay adjustment of $24,548 related to a previous year when Mr. King accepted a pay decrease due to the financial conditions of the Company at that time.

(4)	Represents salary from January 2, 2002 (date of hire) through April 30, 2002.

(5)	Includes a one-time retroactive pay adjustment of $23,893 related to a previous year when Mr. Lytle accepted a pay decrease due to the financial conditions of the Company at that time.

(6)	Represents salary from May 19, 2003 (date of hire) to April 30, 2004.

                Stock Option Grants. The following table sets forth information concerning individual grants of stock options approved by our Compensation Committee during the fiscal year ended April 30, 2004, to each of the Named Executive Officers:

OPTION GRANTS IN FISCAL YEAR 2004

Named Executive Officer	Grant Date	Number of Securities Underlying Options Granted	Percent Total Options Granted to All Employees in Fiscal Year (1)	Exercise Price (per share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
						5%	10%
Steven W. King	10/21/2003	350,000(4)	8.36%	$2.20	10/21/2013	$484,249	$1,227,182
K.A. Ajit-Simh	10/21/2003	66,000(5)	1.58%	$2.20	10/21/2013	$91,315	$231,411
Paul J. Lytle	10/21/2003	300,000(4)	7.16%	$2.20	10/21/2013	$415,070	$1,051,870
Richard A. Richieri	10/21/2003	57,750(5)	1.38%	$2.20	10/21/2013	$79,901	$202,485
William Jay Treat	5/19/2003	150,000(6)	3.58%	$0.74	5/19/2013	$69,807	$176,905
	10/21/2003	57,750(5)	1.38%	$2.20	10/21/2013	$79,901	$202,485

—————————————
(1)	Options to purchase an aggregate of 4,187,947 shares were granted to all employees, directors and consultants during the fiscal year ended April 30, 2004, including the Named Executive Officers, under our 1996 Stock Incentive Plan and our 2003 Stock Incentive Plan. Other than the above grants, no other options were granted to the Named Executive Officer during fiscal year 2004.

(2)	All options were granted at an exercise price at least equal to the fair market value of our Common Stock on the date of grant. Fair market value is the closing price of our Common Stock on the date of grant.

(3)	These columns show the possible gains the Named Executive Officer could realize if our Common Stock on the date of grant appreciates at a rate of 5% or 10% over the ten-year term of the option. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with the rules and regulations of the Securities and Exchange Commission and are not our predictions. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. If the stock price appreciates, then such a gain in stock price would benefit all stockholders.

(4)	Option vests one-third on date of grant and one-third on the second and third anniversary dates from the date of grant.

(5)	Option vests entirely on October 21, 2004.

(6)	Option vests twenty-five percent annually on each anniversary date from the date of grant.

                Aggregated Option Exercises.  The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended April 30, 2004, by each of the Named Executive Officers and the final year-end value of unexercised options:

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2004
AND FISCAL YEAR-END 2004 OPTION VALUES

			Number of Securities Underlying Unexercised Options at April 30, 2004		Value of Unexercised In-the-Money Options at April 30, 2004 (2)
Named Executive Officer	No. of Shares Acquired on Exercise	Value Realized (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven W. King	—	$—	815,833	325,000	$636,291	$102,667
K.A. Ajit-Simh	50,000	$51,875	35,000	131,000	$6,300	$11,700
Paul J. Lytle	—	$—	550,833	200,000	$342,858	$—
Richard A. Richieri	—	$—	288,083	57,750	$255,033	$—
William Jay Treat	20,000	$37,992	—	187,750	$—	$120,900

—————————————
(1)	The value realized upon the exercise of stock options represents the difference between the exercise price of the stock option and the fair market value of the shares, multiplied by the number of options exercised on the date of exercise.

(2)	The value of “In-the-Money Options” represents the positive spread between the exercise price of the option and the fair market value of the underlying shares based on the closing stock price of our Common Stock on April 30, 2004, which was $1.67 per share. “In-the-Money Options” include only those options where the fair market value of the stock is higher than the exercise price of the option on the date specified. The actual value, if any, a Named Executive Officer realizes on the exercise of options will depend on the fair market value of our Common Stock at the time of exercise.

Employment Agreement and Change-in-Control Arrangements

                Steven W. King is subject to an employment agreement with us dated March 19, 2003, pursuant to which he was employed as our President and Chief Executive Officer. The agreement provides for an initial annual base salary of $270,000 and a stock option to purchase up to 200,000 shares of Common Stock, which option vests monthly over 24 monthly periods. The agreement provides that Mr. King shall serve as President and Chief Executive Officer for a minimum of six months. Thereafter, Mr. King may terminate his employment upon 90 days notice. Upon such termination, Mr. King shall receive six months’ base salary as severance. We may terminate Mr. King’s employment at any time for “cause” (as defined in the agreement). If Mr. King’s employment is terminated by us for any reason other than “cause”, or within 90 days following a “Change in Control” (as defined in the agreement), Mr. King shall receive six months’ base salary as severance, benefit continuation for six months, and two years to exercise any vested options. Mr. King’s annual base salary was unchanged during fiscal year 2004.

Equity Compensation Plan Information

                We currently maintain three equity compensation plans, as more fully described below: the 1996 Plan, the 2002 Plan, and the 2003 Plan. The 1996 and 2003 Plans were approved by the stockholders while the 2002 Plan was not submitted for stockholder approval. The Compensation Committee of the Board of Directors is responsible for granting options under all option plans.

                Equity Compensation Plan Approved by Stockholders

                We have two incentive stock option plans with outstanding options as of April 30, 2004: the 1996 Plan and the 2003 Plan. The plans provide for the granting of options to purchase shares of our Common Stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant. The 1996 and 2003 Plans were approved by our stockholders.

                The 1996 Plan originally provided for the issuance of options to purchase up to 4,000,000 shares of our Common Stock. The number of shares for which options may be granted under the 1996 Plan automatically increases for all subsequent Common Stock issuances by us in an amount equal to 20% of such subsequent issuances up to a maximum of 10,000,000 shares as long as the total shares allocated to the 1996 Plan do not exceed 20% of the our authorized stock. As a result of issuances of Common Stock by us subsequent to the adoption of the 1996 Plan, the number of shares for which options may be granted has increased to 10,000,000. Options granted generally vest over a period of four years with a maximum term of ten years.

                During October 2003, the stockholders approved our 2003 Plan for the grant of options to purchase up to 5,000,000 shares of Common Stock. The 2003 Plan provides for the granting of options to purchase shares of the our Common Stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant.

                Equity Compensation Plans Not Approved by Stockholders

                During June 2002, the Company adopted a broad-based non-qualified stock option plan (“2002 Plan”) for the grant of options to purchase up to 3,000,000 shares of Common Stock. The 2002 Plan is intended to provide incentives to key employees, officers, directors, consultants and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentives to others to increase their efforts in providing significant services to the Company. The 2002 Plan provides for the granting of options to purchase shares of our Common Stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding option grant shall be accelerated to a date prior to such merger or consolidation.

                In addition to the 2002 Plan, during 1999, we made a one-time grant of non-qualified options to purchase up to an aggregate of 1,500,000 shares of the our Common Stock. As of April 30, 2004, options to purchase 921,664 shares of the our Common Stock were outstanding. The resale of the underlying shares of Common Stock is registered on a registration statement on Form S-3.

                The following table sets forth certain information as of April 30, 2004 concerning our Common Stock that may be issued upon the exercise of options or pursuant to purchases of stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of April 30, 2004:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by stockholders	8,096,792	$1.63	2,022, 278
Equity compensation plans
not approved by stockholders	3,607,413	$1.15	231,202

	11,704,205	$1.48	2,253,480

Report of the Compensation Committee of the Board of Directors(†)

                The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed solely of directors who are not current or former employees of Peregrine Pharmaceuticals, Inc. (“the Company”). The Board has determined that each member is independent under the current listing standards of The Nasdaq Stock Market, Inc. and effective on the date of our Annual Meeting, each director of the Compensation Committee will be independent under the revised listing standards of The Nasdaq Stock Market, Inc. The primary purposes of the Compensation Committee (the “Committee”) of the Board of Directors is to: (i) establish the compensation policy of Peregrine Pharmaceuticals, Inc. (the “Company”); (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations.

                The Compensation Committee considered the following components with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for the fiscal year ended April 30, 2004.

                Compensation Policies and Objectives.  The administration of the Company’s compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a highly competitive and uncertain environment. The Compensation Committee determines the Chief Executive Officer’s compensation and the compensation of all executive officers by taking into consideration (i) what other chief executive officers and executive officers in the industry receive as compensation, (ii) what the Company can afford to pay, (iii) available alternative sources of compensation such as stock options, (iv) annual incentive compensation that varies in a consistent manner with achievement of individual objectives and financial performance objectives of the Company, and (v) long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements. As the Company has a history of operating losses, no specific relationship of the Company’s financial performance was used in determining executive officer compensation.

                The Compensation Committee took into consideration the compensation of executive officers of similar companies within the industry for consideration of executive officer salaries. While the Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the executive officers’ compensation, in light of the turnover history in the Company’s executive ranks, the controlling factors were the compensation requirements necessary to retain the remaining current executive officers. Accordingly, the Compensation Committee based its determination of executive compensation primarily by way of comparison to the total compensation package of executive officers at comparable companies, consisting of bonus compensation and option grants in addition to an annual salary and benefits, while taking into consideration the financial condition of the Company. The Compensation Committee also based its determination with respect to certain of its executive officers on their efforts in connection with the on-going operations of the Company’s wholly-owned subsidiary, Avid Bioservices, Inc.

                The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive. The San Diego and Los Angeles metropolitan areas have many pharmaceutical, biotechnology and medical device companies. The majority of our competitors in this geographic area have more resources than the Company. This makes it more difficult to hire and retain key personnel throughout the organization. Historically, the Company has not had the financial resources to enter into long-term contracts with its executives. The Compensation Committee, therefore, uses a combination of base pay, bonuses and options as incentives for personnel and executives to remain with the Company and to work in the best interest of the stockholders.

                Long-Term Incentive Compensation - Stock Options.  Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. Stock options only have value if the stock price appreciates in value from the date the options are granted. The number of options granted to each employee was based primarily on the employee’s ability to influence the Company’s long-term growth and profitability. If a participant were to leave prior to vesting in these options, the options would be forfeited. This makes it more difficult for competitors to recruit key employees away from the Company during this critical time for product development and the early stage operations of Avid Bioservices, Inc. In addition, these grants bring the percentage of fully diluted shares outstanding held by Peregrine’s executive officers and employees more in line with peer organizations. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely align the interests of management and other employees of the Company with stockholder value and motivate the Company’s officers to improve long-term stock market performance.

                Benefits.  Benefits offered to employees serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company’s employees, as well as preventative care, at a reduced expense to the Company’s employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

CARLTON M. JOHNSON
ERIC S. SWARTZ
CLIVE R. TAYLOR, M.D., Ph.D.

—————————————
†	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

                The following non-employee directors currently serve on the Compensation Committee of the Board of Directors: Carlton M. Johnson, Eric S. Swartz, and Clive R. Taylor, M.D., Ph.D. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Comparison of Stockholder Return(‡)

                The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and a Nasdaq Peer group for the period beginning April 30, 1999 through April 30, 2004. The total cumulative return on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index are based on the assumptions that on April 30, 1999, $100 was invested in the common stock of each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 1999

The underlying data for the foregoing graph is as follows:

	April 30, 1999	April 30, 2000	April 30, 2001	April 30, 2002	April 30, 2003	April 30, 2004
Peregrine Pharmaceuticals, Inc.	$100	$446	$144	$181	$63	$178
Nasdaq Pharmaceutical Index	$100	$201	$193	$156	$153	$195
Nasdaq Market Index (U.S.)	$100	$151	$83	$67	$58	$76

—————————————
‡	The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including this Proxy Statement, in whole or in part.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors(*)

                Each year, the Board of Directors appoints an Audit Committee to review the Company’s financial matters. The Board has determined that each member of the Audit Committee meets the independence and other requirements set by The Nasdaq Stock Market, Inc. as currently in effect. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s financial statements be included in its annual report. The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:

1.	The Audit Committee discussed with Ernst & Young LLP, the Company’s independent accountants for fiscal year ended April 30, 2004, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.	The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.	The Audit Committee reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2004, and consolidated statements of operations, cash flows and stockholders’ equity for the fiscal year ended April 30, 2004.

                Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report for its fiscal year ended April 30, 2004. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending April 30, 2005.

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

CARLTON M. JOHNSON
ERIC S. SWARTZ
CLIVE R. TAYLOR, M.D., Ph.D.

—————————————
*	The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Auditors

                The following summarizes the fees paid to Ernst & Young LLP for the fiscal years ended April 30, 2004 and 2003:

	2004	2003
Audit Fees	$131,000	$136,000
Tax Fees	25,000	15,000
All Other Fees	1,000	—

Total Fees	$157,000	$151,000

                Audit Fees pertain to the audit of our annual consolidated financial statements for fiscal year 2004 and 2003 and quarterly reviews of the consolidated financial statements included in our Form 10-Q’s for fiscal year 2004 and 2003. Tax Fees relate to tax compliance services involving the preparation of the Company’s tax returns for fiscal year 2004 and 2003. All Other Fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for fiscal year 2004. The Company paid no audit related fees in fiscal year 2004 and 2003. Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2004 and 2003. The Audit Committee has considered whether the Audit, Tax and All Other services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

                From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent auditors, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

                During September 1995, we entered into an agreement with Cancer Therapeutics, Inc. whereby we granted to Cancer Therapeutics, Inc. the exclusive right to sublicense TNT solely to a major pharmaceutical company located in the Peoples Republic of China for a period of 10 years, subject to the major pharmaceutical company obtaining product approval within 36 months. In exchange for this right, the major pharmaceutical company would be required to fund not less than $3,000,000 for research and development expenses of Cancer Therapeutics related to TNT and we would retain exclusive rights to all research, product development and data outside of the Peoples Republic of China. The technology was then sublicensed to Brilliance Shanghai Pharmaceuticals, Inc. (“Brilliance”) and later assigned to Medipharm Biotech. In addition, we are entitled to receive 50% of all revenues received by Cancer Therapeutics with respect to its sublicensing of TNT to Brilliance/Medipharm Biotech. During March 2001, we extended the exclusive licensing period granted to Cancer Therapeutics, which now expires on December 31, 2016. In exchange for this extension, Cancer Therapeutics, Inc. agreed to pay us ten percent (10%) of all other consideration received by Cancer Therapeutics, Inc., excluding research funding. Dr. Clive Taylor, a member of our Board of Directors, owns 26% of Cancer Therapeutics and is an officer and director of Cancer Therapeutics. Dr. Taylor has abstained from voting at meetings of our board of directors on any matters relating to Cancer Therapeutics or Brilliance/Medipharm Biotech. Through fiscal year ended April 30, 2004, Cancer Therapeutics has not derived any revenues from its agreement with Brilliance/Medipharm Biotech.

OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

                Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended April 30, 2004, the Reporting Persons met all applicable Section 16(a) filing requirements, except for Mr. Swartz who, on October 23, 2003 filed a late Form 4 covering an option granted on October 14, 2003.

Stockholder Proposals and Nominations

                Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2005 Proxy Statement, your proposal must be received by the Company no later than May 23, 2005, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

                In addition, the Company’s Nominating Charter of the Board of Directors contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2005 Annual Meeting, you must comply with the procedures contained in the Company’s Nominating Charter of the Board of Directors and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to the 2005 Annual Meeting.

                The Nominating Charter of the Board of Directors provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than 90 days prior to the relevant annual meeting. Each notice must set forth (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. Any candidates recommended by stockholders for nomination by the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

                You may write to the Secretary of the Company at the Company’s principal executive office, 14272 Franklin Avenue, Suite 100, Tustin, California 92780, to deliver the notices discussed above and for a copy of the relevant Nominating Charter of the Board of Directors regarding the requirements for making stockholder proposals and nominating director candidates. In addition, the Nominating Charter of the Board of Directors can also be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

Communication with the Board of Directors

                The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 14272 Franklin Avenue, Suite 100, Tustin, California 92780. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Annual Report on Form 10-K

                A copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Suite 100, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

                Management of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

By Order of the Board of Directors

PAUL J. LYTLE
Chief Financial Officer and
Corporate Secretary

September 13, 2004

EXHIBIT A

Charter of the Audit Committee of the Board of Directors
(Adopted April 29, 2004)

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the Company’s financial statements provided to stockholders, the public and others, (ii) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior and (iii) the Company’s auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

In meeting its responsibilities, the Audit Committee is expected to:

•	serve as an independent and objective party to review the Company’s financial reporting process and internal control system;

•	review and evaluate the audit activities of the Company’s outside auditors; and

•	provide an open avenue of communication among the outside auditors, management and the Board of Directors.

Without limiting the foregoing, and in recognition of the fact that the Company’s outside auditors are ultimately accountable to the Audit Committee, the Audit Committee has the sole authority and responsibility to select, evaluate, oversee, determine the compensation of and, where appropriate, replace the outside auditors and/or nominate the outside auditors for stockholder approval. The Audit Committee shall consult with management, but shall not delegate these responsibilities. The Audit Committee is responsible for resolving disputes between management and the outside auditor regarding financial reporting issues.

The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated under the heading “Responsibilities and Duties” in this Charter. In carrying out its responsibilities, the Audit Committee has the authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and (ii) to retain independent legal, accounting and other consultants to advise the Audit Committee, at the Company’s expense, as it deems necessary.

Organization

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an independent director (as defined by all applicable Nasdaq and SEC rules and regulations) and each of whom is free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the director’s independent judgment as a member of the Audit Committee.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the previous three (3) years.

Meetings

The Audit Committee shall meet as circumstances require. The Audit Committee may require any officer or employee of the Company or its subsidiaries, the Company’s outside auditors or outside counsel or others to attend its meetings or to meet with any members of, or consultants to, the Audit Committee, and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the Company’s outside auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Review with financial management and the Company’s outside auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of such statements with the Securities and Exchange Commission. This review should include a discussion of the outside auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

2.	Review with financial management and the Company’s outside auditors the Company’s quarterly financial statements and Form 10-Q, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the independent auditors’ review of the quarterly financial statements (including a review of the matters included in the paragraph immediately above), prior to the submission of such statements to the Securities and Exchange Commission or the public. The Chairman of the Audit Committee or any subcommittee of the Audit Committee may represent the entire Audit Committee for the purpose of this review. Based on this review, the Audit Committee (or the Chairman or a subcommittee of the Audit Committee) shall make a recommendation as to the filing of the Form 10-Q.

3.	Review the performance of the outside auditors and make determinations regarding the appointment, replacement or rotation of the outside auditors.

4.	On an annual basis, review and discuss with the outside auditors all relationships the outside auditors have or have had during the current year with the Company to determine the outside auditors’ continued independence. In connection with the foregoing, the Audit Committee shall request that the outside auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships. The Audit Committee shall discuss with the outside auditors any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and shall, if appropriate, recommend that the Board of Directors take appropriate action in response to the written statement to satisfy itself of the outside auditors’ independence.

5.	Review and reassess the adequacy of the Audit Committee’s Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

6.	Consider and pre-approve all auditing services and non-audit services to be provided to the Company by its outside auditor, and establish policies and procedures for the pre-approval of such services, including the fees and terms thereof. All non-audit services permitted pursuant to law to be provided by the outside auditors must be considered and pre-approved by the Audit Committee and such approvals must be disclosed in the Company’s applicable periodic public filings. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Company the authority to grant pre-approvals as required by this item, provided that the decisions of any such designated members to whom such authority is delegated will be presented to the full Audit Committee at its scheduled meetings.

7.	Prepare any reports of the Audit Committee required by applicable securities laws or stock market listing requirements or rules to be included in any proxy statements, information statements or other documents, and approve disclosures required to be included in periodic filings with the Securities and Exchange Commission with respect to audit, audit-related and non-audit services, and reports and attestations regarding internal controls.

8.	Approve the fees to be paid to the outside auditors in connection with the Company’s annual audit and any approved auditing and non-audit services.

9.	Review with the outside auditors their audit plan, the scope of their audit, the auditors’ report and their recommendations.

10.	Discuss with the outside auditors matters identified by the auditors for discussion with the Audit Committee in accordance with applicable AICPA statements on auditing standards (particularly Statement on Auditing Standards No. 61), securities laws or stock market listing requirements or rules.

11.	Review and discuss with management and the Company’s outside auditors, the integrity of the Company’s financial reporting process.

12.	Review and discuss with management and the Company’s outside auditors, the quality and adequacy of the Company’s internal accounting controls. Review and discuss with management and the Company’s outside auditors any material communications between them, including any management letter.

13.	Review and discuss reports from the outside auditors concerning all critical accounting policies and practices used by the Company and alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the outside auditor.

14.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	Discuss with the outside auditors whether they are aware of any action by an officer, director, or person acting under their direction which would violate Rule 13b2-2(b)(1) under the Securities Exchange Act of 1934 which prohibits improper influence on the conduct of audits.

16.	Review and approve (a) any change or waiver in the Company’s Code of Business Conduct and Ethics for executive officers, including the president and chief executive officer, the chief operating officer and senior financial officers (including the chief financial officer) and (b) any public disclosure made regarding such change or waiver.

17.	Review and approve related-party and conflict of interest transactions.

18.	Review, at least annually, with management, the outside auditors and the Company’s outside counsel, as appropriate, any material pending or threatened litigation, and any legal, accounting, regulatory or compliance matters that could have a significant impact on the Company’s financial position or results of operations.

19.	Report regularly to the full Board of Directors and review with the full Board of Directors any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s outside auditors.

20.	Establish policies for the hiring of employees and former employees of the independent auditor.

21.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

* * *

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing them. The Audit Committee is responsible for overseeing the conduct of these activities and is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices or to define the standards to be used in the preparation of the Company’s financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics. The Audit Committee may rely, without independent verification, on the information provided to it and on the representations made by management that the financial statements have been prepared in conformity with generally accepted accounting principles and the corresponding reports of the outside auditors prepared in connection with their reviews and audits. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

EXHIBIT B

Charter of the Nominating Committee of the Board of Directors
(Adopted April 29, 2004)

Purpose

The purpose of the Nominating Committee (“Committee”) of the Board of Directors (the “Board”) of Peregrine Pharmaceuticals, Inc., a Delaware corporation. (“Corporation”) shall be to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of Director nominees, (iii) identify and recommend to the Board for selection as Director nominees individuals qualified to become members of the Board, and (iv) recommend committee assignments to the Board.

Composition

The Committee will consist of not less than two directors, each of whom will satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. All Committee members shall also be both a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Members of the Committee will be elected by majority vote of the Board and elected annually to one-year terms. If a Committee Chair is not designated or present, the members may designate a Chair by majority vote. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority and resources to retain a search firm to be used to identify director candidates, outside counsel and other experts or consultants, as deemed appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications by the Corporation and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such pertinent information as the Committee requests.

Functions

The Committee shall have the following specific responsibilities and such other responsibilities as from time to time may be prescribed by the Board:

1.	Oversee evaluation of the Board, its committees, and the Corporation’s management.

2.	Develop and periodically review criteria for director nominees and a process for the nomination of directors by the Committee.

3.	Identify, evaluate and recommend to the Board slates of Director nominees for election or re-election at each annual meeting of the stockholders of the Company, including those recommended by stockholders, or for nomination to election to the Board when Board vacancies arise, consistent with the developed nomination criteria, including nominees’ qualifications, capability and availability to serve, conflicts of interests and other relevant factors. In connection with stockholder recommendations, the Committee shall adopt procedures for the submission of recommendations by stockholders, as it deems appropriate. Any such procedures shall be appended hereto, and shall be periodically reviewed for continued compliance with applicable rules and regulations.

4.	Make recommendations to the Board regarding director retirement age, tenure and removal for cause.

5.	Make recommendations to the Board regarding the size and composition of the Board.

6.	Review and make recommendations to the Board regarding committee assignments.

7.	Retain and terminate any search firm to be used to identify director candidates and to approve the fees and retention terms of any such search firm.

8.	Review and reassess the adequacy of this Charter annually, or more often as circumstances dictate, and recommend any changes to the Board.

9.	Review proposed activities of directors with the Company or other entities that may diminish such director’s effectiveness or be inconsistent with the criteria established by the Committee for Board membership.

10.	Perform such other duties and functions consistent with this Charter and applicable law as may be deemed necessary or appropriate by the Board or this Committee.

Meetings

The Committee will hold at least two regular meetings per year and additional meetings as the Chairperson or Committee deems appropriate. A majority of the members of the Committee present in person or via teleconference or similar communications equipment shall constitute a quorum. The President and Chief Executive Officer and Secretary may attend any meeting of the Committee, except for portions of the meetings where such person’s presence would be inappropriate, as determined by the Committee Chairperson.

Minutes and Reports

Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

General

The powers of the Committee shall be limited, and all activities of the Committee shall be governed, by the provisions of the Bylaws of the Corporation.

Procedures for Stockholders Submitting Nominating Recommendations

1.  Security Holders Entitled to Make Submissions. The Nominating Committee of the Company’s Board of Directors will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Committee will nominate the recommended candidate.

2.  Manner and Address for Submission. All stockholder nominating recommendations must be in writing, addressed to the Nominating Committee care of the Company’s corporate secretary at the Company’s principal headquarters, 14272 Franklin Avenue, Suite 100, Tustin, California 92780. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.

3.  Information Concerning the Recommending Stockholders. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	The name and address, including telephone number, of the recommending stockholder;

•	The number and class of the Company’s shares owned by the recommending stockholder and the time period for which such shares have been held;

•	If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

•	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.

4.  Information Concerning the Proposed Nominee. A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of the Company); and

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with the Company).

5.  Relationships Between the Proposed Nominee and the Recommending Stockholder. The nominating recommendation must describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination.

6.  Other Relationships of the Proposed Nominee. The nominating recommendation shall describe all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

7.  Qualifications of the Proposed Nominee. The recommending stockholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Nominating Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company.

8.  Ability to Represent All Stockholders. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

9.  Consent to be interviewed by the Committee and, if nominated and elected, to serve. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

10.  Timing for Submissions Regarding Nominees for Election at Annual Meetings. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting of stockholders for the current year.

11.  Stockholder Groups. If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

 [FORM OF PROXY CARD]

PEREGRINE
PHARMACEUTICALS, INC.

This Proxy is Solicited on Behalf of the Board of Directors
2004 Annual Meeting of Stockholders
To Be Held October 25, 2004

The undersigned hereby appoints Steven W. King and Paul J. Lytle, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of PEREGRINE PHARMACEUTICALS, INC. to be held on October 25, 2004 and at any adjournment thereof, with all the power which the undersigned would possess if personally present and to vote, as specified below, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.	PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE: ☒
IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” ITEMS 1 AND 2.

				FOR	AGAINST	ABSTAIN

1. Election of Directors.		2.	Ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005.	☐	☐	☐
FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

Nominees:
01 Carlton M. Johnson,		☐	ADDRESS CHANGE OR COMMENTS:
02 Steven W. King,
03 David H. Pohl,
04 Eric S. Swartz,
05 Thomas A. Waltz, M.D.
________________________________________________________
(Instructions: To withhold authority to vote for any one or more individual nominee(s), write that nominee(s) name on the space provided below.)	________________________________________________________

________________________________________

Signature ___________________________	Date ____________________	Signature ___________________________	Date ____________________

NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE